UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2016

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On September 19, 2016, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) increased the size of the Board from twelve to fifteen directors and elected Daniel J. Brutto, Bradley M. Halverson and Edward D. Shirley to fill the resulting vacancies, effective on such date. The Board expects to appoint Messrs. Brutto, Halverson and Shirley to various Board committees at the Board’s regular meeting in November 2016, but the specifics of these appointments have not been determined. Each of Messrs. Brutto, Halverson and Shirley will receive customary compensation from the Company for serving as a non-employee director, in accordance with the Company’s director compensation program as described in the Company’s proxy statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on October 7, 2015.

There are no transactions between any of Messrs. Brutto, Halverson or Shirley and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any other persons pursuant to which they were selected. In addition, the Board has affirmatively determined that each of Messrs. Brutto, Halverson and Shirley is independent under the New York Stock Exchange independence standards and the Company’s categorical standards set forth in Sysco’s Corporate Governance Guidelines.

The Company’s press release dated September 21, 2016 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: September 21, 2016	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 21, 2016